                                    [FORM OF]
                                 SWINGLINE NOTE

                                                                          [Date]

     FOR VALUE RECEIVED, the undersigned, ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the
Revolver Maturity Date (as defined in the Credit Agreement referred to below), to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the "Swingline Lender") at
the office of Wachovia Bank, National Association, located at Charlotte Plaza,
201 South College Street, CP-8, Charlotte, North Carolina 28288-0680, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all Swingline Loans made by the Swingline
Lender to the undersigned pursuant to Section 2.4 of the Credit Agreement referred to below. The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof and, to the extent permitted by law, accrued interest in respect hereof from time to time from the date hereof until payment in full of the principal amount hereof and accrued interest hereon, at the rates and on the dates set forth in the Credit
Agreement.

     The holder of this Swingline Note is authorized to endorse the date and amount of each Swingline Loan pursuant to Section 2.4 of the Credit Agreement and each payment of principal and interest with respect thereto and its character as an Alternate Base Rate Loan or otherwise on Schedule A annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information endorsed (absent error);
provided, however, that the failure to make any such endorsement shall not affect the obligations of the undersigned under this Swingline Note.

     This Swingline Note is the Swingline Note referred to in the Credit
Agreement, dated as of May 25, 2006 (as amended, restated, amended and restated, supplemented or otherwise modified, the "Credit Agreement"), by and among the
Borrower, the Material Domestic Subsidiaries of the Borrower from time to time party thereto (collectively the "Guarantors"), the lenders from time to time party thereto (the "Lenders") and Wachovia Bank, National Association, as
administrative agent for the Lenders (the "Administrative Agent"), and the holder is entitled to the benefits thereof. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit
Agreement.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline
Note shall become, or may be declared to be, immediately due and payable, all as provided therein. In the event this Swingline Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys'
fees.

     All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401
AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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                                         ARMOR HOLDINGS, INC.,
                                         a Delaware corporation

                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
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